Exhibit 99.1
Dutch Bros Inc. Reports Second Quarter 2025 Financial Results
Achieves 28% Revenue Growth Year-Over-Year
Delivers 6.1% Systemwide and 7.8% Company-Operated Same Shop Sales Growth
Raises 2025 Guidance on Total Revenues, Same Shop Sales Growth and Adjusted EBITDA
TEMPE, Ariz. - August 6, 2025 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the U.S. quick service beverage industry, today reported financial results for the second quarter ended June 30, 2025.
Christine Barone, Chief Executive Officer and President of Dutch Bros, stated, “Our business continues to fire on all cylinders, guided by a focused strategy, strong execution, and our amazing people.”
Barone continued, “The momentum in our business remains strong, and our second quarter results were outstanding across multiple fronts. We delivered revenue growth of 28%, system same shop sales growth of 6.1%, and company-operated same shop sales growth of 7.8%. Our transaction driving initiatives are working in unison, with same shop sales growth primarily driven by transaction growth of 3.7%, marking yet another consecutive quarter of transaction growth. Our confidence in the year’s trajectory continues to grow, reinforced by the strong performance we have seen so far this year and through July.”
Barone concluded, “Based on these outstanding results and our strengthened conviction in our full-year performance, I am pleased to announce that we are raising our full-year guidance for total revenues, same shop sales growth, and adjusted EBITDA.”
Second Quarter 2025 Highlights
•Opened 31 new shops, 30 of which were company-operated, across 13 states.
•Total revenues grew 28.0% to $415.8 million as compared to $324.9 million in the same period of 2024.
•Systemwide same shop sales1 increased 6.1% and systemwide same shop transactions increased 3.7% relative to the same period in 2024. Company-operated same shop sales1 increased 7.8% and company-operated same shop transactions increased 5.9% relative to the same period of 2024.
•Company-operated shops revenues increased 28.9% to $380.5 million as compared to $295.3 million in the same period of 2024.
•Company-operated shops gross profit was $92.6 million as compared to $70.0 million in the same period of 2024. In the second quarter of 2025, company-operated shops gross margin, which includes 120 bps of pre-opening costs, was 24.3%, up 60 bps year-over-year.
•Company-operated shops contribution2 grew 29.9% to $118.2 million as compared to $91.1 million in the same period of 2024. In the second quarter of 2025, company-operated shops contribution margin, which includes 120 bps of pre-opening costs, was 31.1%, a year-over-year increase of 30 bps.
•Selling, general, and administrative expenses were $65.4 million (15.7% of revenue) as compared to $58.1 million (17.9% of revenue) in the same period of 2024.
•Adjusted selling, general, and administrative expenses2 were $58.7 million (14.1% of revenue) as compared to $47.6 million (14.6% of revenue) in the same period of 2024.
•Net income was $38.4 million as compared to $22.2 million in the same period of 2024.

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•Adjusted EBITDA2 grew 36.6% to $89.0 million as compared to $65.2 million in the same period of 2024.
•Adjusted net income2 was $45.5 million as compared to $31.2 million in the same period of 2024.
•Net income per share of Class A and Class D common stock - diluted was $0.20 as compared to $0.12 per share in the same period of 2024.
•Adjusted net income per fully exchanged share of diluted common stock2 was $0.26 as compared to $0.19 in the same period of 2024.
2025 Guidance
•Total revenues are now projected to be between $1.59 billion and $1.60 billion.
•Same shop sales1 growth is now expected to be approximately 4.5%.
•Adjusted EBITDA3 is now estimated to be between $285 million and $290 million.
The items listed below remain unchanged.
•Total system shop openings in 2025 are estimated to be at least 160.
•Capital expenditures are estimated to be between $240 million to $260 million.
_________________
1    Same shop sales is defined in the section “Select Financial Metrics”.
2    This is a non-GAAP financial measure. Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA to the corresponding U.S. GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding U.S. GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Joshua Guenser, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the second quarter ended June 30, 2025.
Event: Second Quarter 2025 Conference Call and Webcast
Date: Wednesday, August 6, 2025
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high-growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE.
Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 1,043 locations across 19 states as of June 30, 2025.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, Dutch Bros’ growth trajectory, and Dutch Bros’ potential or assumed future results of operations, including updated guidance for 2025, new shop openings, estimated capital expenditures, business strategies, and potential sales and revenue growth. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “intend,” “may,” “target,” “estimates,” “predict,” “project,” “expect,” “should,” “guidance,” “optimistic,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to whether Dutch Bros’ multi-year initiatives, including mobile order capabilities and expansion of such capabilities, increase of customer engagement and sales, the success of Dutch Bros’ food offering testing and such testing translating to sales of food offerings in other markets, changes in consumer preference due to new information or regulations regarding additives, diet and health or otherwise, general economic conditions, commodity inflation, the ability to navigate evolving macroeconomic conditions, the effects of disruption between the U.S. and its trading partners due to tariffs or other policies, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, the availability of suitable new shop sites and our ability to negotiate acceptable agreements regarding the new shop sites, and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 13, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 8, 2025, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts; unaudited)	2025	2024	2025	2024
Revenues
Company-operated shops	$380,500	$295,268	$706,921	$543,353
Franchising and other	35,313	29,650	64,044	56,664
Total revenues	415,813	324,918	770,965	600,017

Costs and Expenses
Cost of sales	295,769	234,637	560,928	437,887
Selling, general and administrative	65,385	58,097	124,306	104,330
Total costs and expenses	361,154	292,734	685,234	542,217

Income from operations	54,659	32,184	85,731	57,800

Other expense
Interest expense, net	(7,076)	(6,997)	(14,191)	(13,390)
Other income (expense), net	(1,983)	829	(2,001)	6,593
Total other expense	(9,059)	(6,168)	(16,192)	(6,797)

Income before income taxes	45,600	26,016	69,539	51,003
Income tax expense	7,243	3,860	8,702	12,632
Net income	$38,357	$22,156	$60,837	$38,371
Less: Net income attributable to non-controlling interests	12,733	10,216	19,860	19,369
Net income attributable to Dutch Bros Inc.	$25,624	$11,940	$40,977	$19,002
Net income per share of Class A and Class D common stock:
Basic	$0.20	$0.12	$0.33	$0.21
Diluted	$0.20	$0.12	$0.33	$0.20
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	126,390	101,965	123,615	92,647
Diluted	126,830	102,356	124,178	93,049

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DUTCH BROS INC.
Company-Operated Shops Results

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	380,500	100.0	295,268	100.0	706,921	100.0	543,353	100.0

Beverage, food and packaging costs	96,468	25.3	75,147	25.5	177,847	25.2	138,863	25.5
Labor costs	101,270	26.6	80,236	27.2	190,709	27.0	145,663	26.8
Occupancy and other costs	59,984	15.8	44,277	15.0	113,911	16.1	85,773	15.8
Pre-opening costs	4,542	1.2	4,554	1.5	10,153	1.4	8,001	1.5
Depreciation and amortization	25,684	6.8	21,038	7.1	50,251	7.1	40,732	7.5
Company-operated shops costs and expenses	287,948	75.7	225,252	76.3	542,871	76.8	419,032	77.1
Company-operated shops gross profit	92,552	24.3	70,016	23.7	164,050	23.2	124,321	22.9
Company-operated shops contribution [1]	118,236	31.1	91,054	30.8	214,301	30.3	165,053	30.4
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1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Six Months Ended June 30,
(in thousands; unaudited)	2025	2024
Net cash provided by operating activities	$126,781	$100,729
Net cash used in investing activities	(99,731)	(113,240)
Net cash provided by (used in) financing activities	(65,989)	139,888
Net increase (decrease) in cash and cash equivalents	$(38,939)	$127,377
Cash and cash equivalents at beginning of period	293,354	133,545
Cash and cash equivalents at end of period	$254,415	$260,922

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$254,415	$293,354
Accounts receivable, net	13,533	10,598
Inventories, net	42,419	36,488
Prepaid expenses and other current assets	15,213	17,501
Total current assets	325,580	357,941
Property and equipment, net	747,831	683,971
Finance lease right-of-use assets, net	382,420	374,623
Operating lease right-of-use assets, net	375,350	315,256
Intangibles, net	2,035	2,947
Goodwill	21,629	21,629
Deferred income tax assets, net	955,190	742,126
Other long-term assets	2,212	2,592
Total assets	$2,812,247	$2,501,085
Liabilities and Equity
Current liabilities:
Accounts payable	$33,646	$32,225
Accrued compensation and benefits	41,512	49,778
Other accrued liabilities	32,328	26,516
Other current liabilities	14,174	7,067
Deferred revenue	43,533	42,868
Current portion of tax receivable agreements liability	514	71
Current portion of finance lease liabilities	14,297	13,256
Current portion of operating lease liabilities	15,045	13,979
Current portion of long-term debt	3,877	17,311
Total current liabilities	198,926	203,071
Deferred revenue, net of current portion	7,740	8,015
Finance lease liabilities, net of current portion	380,128	369,297
Operating lease liabilities, net of current portion	370,753	309,311
Long-term debt, net of current portion	196,838	219,755
Tax receivable agreements liability	823,933	627,763
Other long-term liabilities	—	8
Total liabilities	1,978,318	1,737,220
Equity:
Common stock	1	1
Additional paid in capital	575,240	517,074
Accumulated other comprehensive income	284	628
Retained earnings	60,643	19,666
Total stockholders' equity attributable to Dutch Bros Inc.	636,168	537,369
Non-controlling interests	197,761	226,496
Total equity	833,929	763,865
Total liabilities and equity	$2,812,247	$2,501,085

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands; unaudited)	2025	2024	2025	2024
Shop count, beginning of period
Company-operated	695	582	670	542
Franchised	317	294	312	289
	1,012	876	982	831

Company-operated new openings	30	30	55	70
Franchised new openings	1	6	6	11

Shop count, end of period
Company-operated	725	612	725	612
Franchised	318	300	318	300
Total shop count	1,043	912	1,043	912

Systemwide AUV [1]	N/A	N/A	$2,053	$2,005
Company-operated shops AUV [1]	N/A	N/A	$1,982	$1,923

Systemwide same shop sales [2,3]	6.1%	4.1%	5.3%	6.8%
Ticket	2.4%	6.1%	3.0%	7.4%
Transactions	3.7%	(2.0)%	2.3%	(0.6)%
Company-operated same shop sales [2]	7.8%	5.2%	7.2%	7.8%
Ticket	1.9%	6.0%	2.6%	7.0%
Transactions	5.9%	(0.8)%	4.6%	0.8%

Systemwide sales [3]	$571,273	$466,432	$1,060,945	$863,985
Company-operated operating weeks [4]	9,184	7,709	17,921	14,983
Franchising and other operating weeks [4]	4,119	3,842	8,130	7,621
Dutch Rewards transactions as a percentage of total transactions [5]	71.6%	66.7%	71.7%	66.6%

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	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenues	380,500	100.0	295,268	100.0	706,921	100.0	543,353	100.0
Company-operated shops gross profit	92,552	24.3	70,016	23.7	164,050	23.2	124,321	22.9
Company-operated shops contribution [6]	118,236	31.1	91,054	30.8	214,301	30.3	165,053	30.4
Selling, general, and administrative expenses	65,385	15.7	58,097	17.9	124,306	16.1	104,330	17.4
Adjusted selling, general, and administrative expenses [6]	58,709	14.1	47,584	14.6	112,206	14.6	88,053	14.7
Net income	38,357	9.2	22,156	6.8	60,837	7.9	38,371	6.4
Adjusted EBITDA [6]	89,003	21.4	65,159	20.1	151,909	19.7	117,699	19.6
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1    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shops net sales by the total number of systemwide and company-operated shops, respectively. Management uses these metrics as an indicator of shop growth and future expectations of mature locations.
2    Same shop sales represents the estimated percentage change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer as of the first day of the reporting period. Same shop sales can be impacted by changes in customer transaction counts and by changes in the per-ticket amounts. Management uses these metrics as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Systemwide shop base	831	671	794	641
Company-operated shop base	542	396	510	370
3    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under U.S. GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Company-operated and franchise shops operating weeks are calculated based on the number of operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
6    Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.

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Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shops contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated shops segment gross profit, before company-operated shops depreciation and amortization.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with equity offerings, expenses associated with credit facility refinancing, executive transitions, (gain) loss on the remeasurement of the liability related to the Tax Receivable Agreements (TRAs), sale of Aircraft, and organization realignment and restructurings costs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation expense, expenses associated with equity offerings, executive transitions, and organization realignment and restructurings costs.

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Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income, excluding equity-based compensation expense, expenses associated with equity offerings, expenses associated with credit facility refinancing, executive transitions, (gain) loss on the remeasurement of the liability related to the TRAs, sale of Aircraft, organization realignment and restructurings costs, and income tax effects of items excluded from net income.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of restricted stock awards and units, as well as the assumed exchange of all of the Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, expenses associated with equity offerings, expenses associated with credit facility refinancing, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, sale of Aircraft, organization realignment and restructurings costs, income tax effects of items excluded from net income, and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock and related net income adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.

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Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock awards and restricted stock units in Dutch Bros Inc. to certain eligible employees.
Expenses associated with equity offerings
Costs incurred as a result of our equity offerings, including secondary offerings by our Sponsor. These costs include, but are not limited to, legal fees, consulting fees, tax fees, and accounting fees.
Expenses associated with 2022 credit facility refinancing
Costs incurred as a result of refinancing our credit facility in May 2025, including write-off of unamortized loan costs related to the amendment and restatement of our 2022 Credit Facility, and intermediary fees and other costs related to our 2025 Credit Facility.
Executive transitions
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023, and amortized through the first quarter of 2024.
TRAs remeasurements
(Gain) loss impacts related to adjustments of our TRAs liabilities.
Sale of Aircraft
Gain impact related to the sale of the Company airplane to our Co-Founder.
Organization realignment and restructurings
Fees and costs, including consulting, employee-related and other costs, in connection with our comprehensive initiatives to develop and implement a long-term strategy involving changes to our organizational structure to support our growth. Our 2024 initiative resulted in realignment activities that occurred in 2023, and restructuring activities to expand our support center operations in Phoenix, Arizona including the build out and move into our new office, that commenced in 2024, and were substantially completed in March 2025. The activities related to our 2025 initiative, which commenced in May 2025 and are expected to continue through at least the first half of 2026, primarily relate to relocation and streamlining of our remaining back-office operations to our new Phoenix, Arizona corporate headquarters. Given the magnitude and scope of these strategic initiatives, we do not expect such costs will recur in the foreseeable future, and do not consider such costs reflective of the ongoing costs necessary to operate our business.
Dilutive effects of restricted stock awards and units
Addition of incremental shares of restricted stock awards and units calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average LLC interests for shares of Class A common stock
Weighted-average of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. that are assumed to be exchanged for Dutch Bros Inc. Class A common stock.
Controlling and non-controlling interest adjustments
Adjustments to controlling and non-controlling interests to align the numerator of the net income per share to the denominator, which assumes the full exchange of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.

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Supplemental Reconciliations of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops gross profit	92,552	24.3	70,016	23.7	164,050	23.2	124,321	22.9
Depreciation and amortization	25,684	6.8	21,038	7.1	50,251	7.1	40,732	7.5
Company-operated shops contribution	118,236	31.1	91,054	30.8	214,301	30.3	165,053	30.4

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income	38,357	9.2	22,156	6.8	60,837	7.9	38,371	6.4
Depreciation and amortization	27,893	6.7	22,350	6.9	54,323	7.0	43,603	7.3
Interest expense, net	7,076	1.8	6,997	2.2	14,191	1.9	13,390	2.2
Income tax expense	7,243	1.7	3,860	1.1	8,702	1.1	12,632	2.1
EBITDA	80,569	19.4	55,363	17.0	138,053	17.9	107,996	18.0
Equity-based compensation	4,671	1.1	3,326	1.0	8,865	1.1	5,259	0.9
Expenses associated with equity offerings	—	—	528	0.2	—	—	1,489	0.2
Expenses associated with 2022 credit facility refinancing	2,000	0.5	—	—	2,000	0.3	—	—
Executive transitions	—	—	—	—	—	—	75	—
TRAs remeasurements	—	—	—	—	—	—	(5,687)	(0.9)
Sale of Aircraft	—	—	(752)	(0.2)	—	—	(752)	(0.1)
Organization realignment and restructurings:
Employee-related costs	1,734	0.4	6,664	2.1	2,743	0.4	9,289	1.5
Other costs	29	—	30	—	248	—	30	—
Total organization realignment and restructurings	1,763	0.4	6,694	2.1	2,991	0.4	9,319	1.5
Adjusted EBITDA	89,003	21.4	65,159	20.1	151,909	19.7	117,699	19.6

Dutch Bros Inc.| Earnings Release | 13

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
(dollars in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative	65,385	15.7	58,097	17.9	124,306	16.1	104,330	17.4
Depreciation and amortization	(817)	(0.2)	(235)	(0.1)	(1,219)	(0.2)	(499)	(0.1)
Equity-based compensation	(4,096)	(1.0)	(3,056)	(0.9)	(7,890)	(0.9)	(4,895)	(0.9)
Expenses associated with equity offerings	—	—	(528)	(0.2)	—	—	(1,489)	(0.2)
Executive transitions	—	—	—	—	—	—	(75)	—
Organization realignment and restructurings:
Employee-related costs	(1,734)	(0.4)	(6,664)	(2.1)	(2,743)	(0.4)	(9,289)	(1.5)
Other costs	(29)	—	(30)	—	(248)	—	(30)	—
Total organization realignment and restructurings	(1,763)	(0.4)	(6,694)	(2.1)	(2,991)	(0.4)	(9,319)	(1.5)
Adjusted selling, general, and administrative	58,709	14.1	47,584	14.6	112,206	14.6	88,053	14.7

	Three Months Ended June 30,
(in thousands; unaudited)	2025	2024
Net income	$38,357	$22,156
Equity-based compensation	4,671	3,326
Expenses associated with equity offerings	—	528
Expenses associated with 2022 credit facility refinancing	2,000	—
Sale of Aircraft	—	(752)
Organization realignment and restructuring:
Employee-related costs	1,734	6,664
Other costs	29	30
Total organization realignment and restructuring	1,763	6,694
Income tax effects	(1,280)	(770)
Adjusted net income	$45,511	$31,182

Dutch Bros Inc.| Earnings Release | 14

	Three Months Ended June 30,
(in thousands, except per share amounts; unaudited)	2025	2024
Weighted-average shares of Class A and Class D common stock outstanding - basic	126,390	101,965
Dilutive effects of restricted stock awards and units	440	391
Weighted-average shares of Class A and Class D common stock outstanding - diluted	126,830	102,356
Assumed exchange of weighted-average Dutch Bros OpCo Class A common units for shares of Dutch Bros Inc. Class A common stock	51,086	63,828
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	177,916	166,184

Net income per share of Class A and Class D common stock - diluted	$0.20	$0.12
Controlling and non-controlling interest adjustments	0.02	0.01
Equity-based compensation	0.03	0.02
Expenses associated with equity offerings	—	—
Expenses associated with 2022 credit facility refinancing	0.01	—
Sale of Aircraft	—	—
Organization realignment and restructurings:
Employee-related costs	0.01	0.04
Other costs	—	—
Total organization realignment and restructurings	0.01	0.04
Income tax effects	(0.01)	—
Adjusted net income per fully exchanged share of diluted common stock	$0.26	$0.19

Dutch Bros Inc.| Earnings Release | 15

For Investor Relations inquiries:
Jeff Priester
ICR
(332) 242-4370
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

Dutch Bros Inc.| Earnings Release | 16